Exhibit 10.7

Portions herein identified by [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the
Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

LICENSE AGREEMENT

This AGREEMENT is made by and between BTG INTERNATIONAL LTD., a British corporation with its principal place of business at 10 Fleet Place, Limeburner Lane, London, EC4M 7SB, England (“BTG”); and COUGAR BIOTECHNOLOGY INC., a Delaware Corporation with its principal place of business in Los Angeles, California, USA (“Licensee”).

The background of this agreement is as follows:

1.	BTG is the assignee of, and has the right to grant licenses under, certain patents and patent applications in various countries.

2.
BTG has access to certain technical information, data and knowhow relating to the inventions which are the subject matter of the patents and patent applications, and has the right to license and transfer such technical information, data and knowhow.

3.	Licensee wants to obtain a license under the patent rights, and wants to obtain access to and a license under the technical information and knowhow, to make, have made, use and sell Licensed Products.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, BTG and Licensee agree as follows:

I.	DEFINITIONS. As used in this Agreement, the following terms have the meanings assigned:

1.1
"Affiliate" means any organization, firm, or entity (i) with respect to which the parties have or will have during the term of this Agreement ownership interest of more than fifty percent (50%) or (ii) which directly or indirectly, through one or more intermediates, controls, is controlled by, or is in common control with the party.

1.2
“Applicable Laws” means all laws, ordinances, rules and regulations of any kind whatsoever of any governmental or regulatory authority (international, foreign, federal, state or local), including, without limitation, all laws, ordinances, rules and regulations promulgated by the United States Food and Drug Administration (“FDA”).

1.3	“Distributor” means any entity with whom Licensee, its Affiliates or Sublicensees establish a business arrangement for the commercial marketing of Licensed Product.

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1.4	“Effective Date” means the day on which this Agreement is executed on behalf of both parties.

1.5
“Fair Market Value” means the cash consideration that Licensee or its Affiliates, Sublicensees or Distributors would realize from an unaffiliated, unrelated buyer in an arm's length sale of an identical item sold in the same quantity and at the same time and place of the transaction.

1.6	“Field of Use” shall mean any therapeutic use that is intended to prevent, treat, ameliorate or cure a human disease, pathology or condition.

1.7
“Force Majeure” means any extraordinary, unexpected and unavoidable event such as acts of God, floods, fires, riots, war, labor disturbances, failures of sources of supply, or any such event caused by the reason of any law, order, proclamation, regulation, ordinance, demand or requirement of any relevant government or any authority or representative thereof, or by reason of any other cause, provided that the party claiming relief on account of such other cause can demonstrate that it was extraordinary, unexpected and unavoidable by the exercise of reasonable care.

1.8	“Initiation” means, with respect to the Pivotal Clinical Trial, the administration of the first dose of a Licensed Product to the first enrolled subject of the Pivotal Clinical Trial.

1.9
“Licensed Knowhow” means all trade secrets, inventions, confidential or proprietary information and data: (i) that is disclosed to Licensee by or at the direction of BTG or BTG’s assignor; (ii) that is owned by or licensed to BTG or BTG’s assignor at the time of such disclosure; and (iii) that relates to the inventions that are the subject matter of the Licensed Patents. Licensed Knowhow includes, without limitation, technical data, knowhow, chemical compounds, biological material, reports, manufacturing processes, formulations, modes of delivery and methods of use, pre-clinical and clinical data, documentation relating to regulatory submissions and marketing authorizations (including any Investigational New Drug Applications, New Drug Applications and equivalent documents), and post-registration clinical trial information and data relating to the Licensed Products.

1.10
"Licensed Patents" means: (i) the patents and patent applications (and any patents issuing therefrom) listed on Schedule 1.10 and all foreign counterpart patents and patent applications; (ii) all continuation, divisional, extension, reissue patents and reexamination certificates granted thereon, including Supplementary Protection Certificates; and (iii) patents and patent applications (and any patents issuing therefrom) that may hereafter be filed by BTG relating or pertaining to any Licensed Knowhow, together with all continuations, divisional, extension, reissue patents and reexamination certificates granted thereon, including Supplementary Protection Certificates.

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1.11
”Licensed Product” means any product made, sold, or otherwise disposed of by or on behalf of Licensee which: (i) falls within the scope of, or utilizes any method or process that falls within the scope of, the Licensed Patents; or (ii) incorporates, or is itself, the invention which is the subject of the Licensed Patents; or (iii) embodies or uses, or the design, manufacture, production or sale of which embodies or uses, any of the Licensed Knowhow.

1.12
“Licensee Technology” means all inventions, ideas, conceptions or reductions-to-practice, patentable or not, information, works and data that are generated, identified, discovered, created, made or controlled by Licensee, its employees or a third party on behalf of Licensee, relating to the Licensed Product or its production, including, without limitation, technical data, knowhow, chemical compounds, biological material, reports, manufacturing processes, formulations, modes of delivery and methods of use, pre-clinical and clinical data, documentation relating to regulatory submissions and marketing authorizations (including any Investigational New Drug Applications, New Drug Applications and equivalent documents), and post-registration clinical trial information and data relating to the Licensed Products.

1.13	“Licensed Territory” shall mean the world.

1.14
“Net Sales” shall mean the amounts received by Licensee or an Affiliate or Sublicensee or Distributor of the Licensee from the sale of Licensed Products to a third party purchaser, less the following deductions, to the extent that such amounts are included in the gross amounts received: (i) freight, packaging and insurance costs incurred in transporting the Licensed Product to customers; (ii) quantity, cash and other trade discounts actually allowed and taken (other than advertising allowances; and fees or commissions to Licensee’s employees); (iii) customs duties, surcharges, sales and other taxes (but excluding income taxes) and other governmental charges incurred in connection with the sale, transfer, use, exportation or importation of Licensed Products; and (iv) amounts repaid or credited by reason of returns, recalls, rejections or retroactive price reductions.

For purposes of this Section 1.14, sales of Licensed Products shall be deemed to be made when the revenue for such sales is recognized by Licensee in accordance with Licensee’s standard accounting practices consistently applied. However, if Licensee subsequently takes a bad debt charge against any receivable resulting from the sale of Licensed Products, Licensee shall be entitled to credit one-half of the amount of the royalty paid under Section 5.1 attributable to such sale against future payments owed by Licensee to BTG hereunder, until and unless the amount of the bad debt charge is subsequently recovered.

In the case of any sale, lease, hire or other disposition to any third party which is not an arm’s length transactions, Licensed Products shall be valued at the Fair Market Value for purposes of calculating Net Sales.

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1.14.1
Transfer of a Licensed Product to an Affiliate, Sublicensee or Distributor for sale by the Affiliate, Sublicensee or Distributor shall not be considered a sale; in the case of such a transfer the Net Sales shall be based on the gross billing price of the Licensed Products by the Affiliate, Sublicensee or Distributor to its ultimate arms-length customer.

1.14.2
In addition to a bona fide sale to a bona fide customer, every commercial use or disposition of any Licensed Product shall be considered a sale of such Licensed Product at the price then payable in an arm's length transaction, except for the following uses or dispositions: (i) in assuring product testing or control; (ii) for reasonable, limited promotional distribution to physicians; (iii) for distribution to researchers for the sole purpose of industry research by or on behalf of Licensee or any of its Affiliates, Sublicensees or Distributors; (iv) in obtaining Regulatory Approvals; or (v) required to be provided to a regulatory agency or a court of law.

1.15
“Pivotal Clinical Trial” means a human clinical trial (whether denominated “Phase II”, “Phase III”, or otherwise) conducted to establish efficacy of Licensed Product and to meet the requirements to file a New Drug Application for Licensed Product with health regulatory authorities in the particular indication tested.

1.16
“Qualified Licensee Equity” means stock, warrants or other equity interests in Licensee (or, if this Agreement is assigned by Licensee under Article XIV hereof, in any assignee), provided: (i) that such stock, warrants or other equity interests are registered under applicable securities laws and regulations; and (ii) that such stock, warrants or other equity interests are actively traded on a recognized market on the day in which it is issued to BTG.

1.17
“Regulatory Approval” means: (i) in the United States, approval of a New Drug Application and satisfaction of any related applicable FDA registration and notification requirements, and (ii) in any country other than the United States, approval by any governmental or regulatory body comparable to the FDA that is necessary to make and sell Licensed Products commercially in such country.

1.18	“Reporting Period” means a three (3) month period ending March 31, June 30, September 30, and December 31 of each calendar year.

1.19
“Non-Royalty Consideration” means all amounts, and all consideration (including but not limited to equity, stock options, stock warrants and the like) received by Licensee from its Sublicensees in consideration of any grant of rights with respect to Licensed Patents, Licensed Knowhow or Licensed Products, including but not limited to payments or other consideration for options for licenses, exercise of such options, grant of licenses, paid up licenses, initial license fees, milestone payments, license maintenance payments, and all other payments or other consideration made to Licensee for such grant other than the following:

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1.19.1
payments received from the sale of debt or equity securities of the Company, so long as such payments received from the sale of debt or equity securities do not constitute more than [***] percent [***] of the total Non-Royalty Consideration received by Licensee in any one transaction, and to the extent that such payments exceed [***] percent [***] of the total Non-Royalty Consideration in any one transaction, all amounts in excess of [***] percent [***] percent shall be deemed to be Non-Royalty Consideration for purposes of Section 4.4 hereof; and

1.19.2
payments received by the Licensee that are specifically designated in any agreement with a third party to be dedicated to the research and development of the Licensed Products or dedicated to establish a marketing and sales force for sales of Licensed Products; provided, however, that the amount of such payments: (i) reasonably correlates with the amounts which Licensee can reasonably be expected to expend for such purposes; and (ii) is consistent with the amounts of such payments which are customarily made in comparable transactions in the pharmaceutical industry.

If Licensee receives any payments from an Affiliate or Sublicensee based upon the milestone events described in Section 4.2, and if the amount of those payments exceeds the sums set forth in Section 4.2, then the excess amount of such payments will be deemed Non-Royalty Consideration hereunder.

1.20	“Sublicensee” means any entity to whom Licensee grants a sublicense pursuant to Article III of this Agreement

II.	LICENSE GRANT.

2.1
BTG hereby grants to Licensee and Licensee hereby accepts for the term of this Agreement the non-transferable, exclusive, royalty-bearing license under Licensed Patents in the Field of Use to make, have made, use, lease, sell and otherwise dispose of Licensed Products in the Licensed Territory.

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2.2
BTG hereby grants to Licensee and Licensee hereby accepts for the term of this Agreement the non-transferable, exclusive, royalty-bearing license to use the Licensed Knowhow the Field of Use to make, have made, use, lease, sell and otherwise dispose of Licensed Products in the Licensed Territory.

2.3
BTG agrees not to assert any claim of infringement of any of the Licensed Patents against customers, mediate and immediate, of Licensee or its Affiliates, Sublicensees or Distributors with respect to any Licensed Products obtained directly or indirectly from Licensee or its Affiliates, Sublicensees or Distributors.

2.4
For so long as the licenses granted in this Article II remain exclusive, BTG will not grant any other person a license under the Licensed Patents and/or Licensed Knowhow to make, have made, use, lease, sell or otherwise dispose of Licensed Products, and will not itself make, have made, use, lease, sell or otherwise dispose of Licensed Products.

2.5
Nothing contained in this Agreement shall be construed as a license, express or implied, under any patents owned by or licensed to BTG other than the Licensed Patents, or under any information owned by or licensed to BTG other than the Licensed Knowhow.

III.	SUBLICENSING.

3.1
Licensee may grant sublicenses under the rights granted to it in Article II, provided that such sublicenses shall be at least as favorable to BTG as this Agreement, and provided that each Sublicensee is bound under a written agreement with Licensee containing terms and conditions consistent with and no less restrictive than those applicable to Licensee hereunder. Licensee will include a copy of this Agreement as an exhibit to all sublicenses. Without limitation, all sublicenses shall include the following:

3.1.1	A provision specifying that the sublicense is personal to the Sublicensee, and may not be further sublicensed or assigned.

3.1.2	A provision allowing direct access by BTG or its representatives to inspect and audit the books and records of the Sublicensee for purposes of verifying royalties payable thereunder.

3.1.3	Provisions permitting termination of the sublicense in accordance with Section 3.2 below and other provisions for termination equivalent to those contained in this Agreement.

3.1.4	A provision for conversion to a license directly between the Sublicensee and BTG upon termination of this Agreement as provided in Section 12.4.1.

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Licensee will notify BTG of the proposed terms of any sublicenses in advance, and will permit BTG to comment upon the legal and commercial reasonableness of the proposed terms.

3.2
The Licensee shall be responsible for the observance and performance by every Sublicensee of the terms and conditions of the sublicense, and shall be directly liable to BTG for any breach, non-observance or non-performance by any Sublicensee which results in a breach by the Licensee under this Agreement.

3.3	Following the grant of sublicense, Licensee shall:

3.3.1	Forward a copy of the sublicense agreement within thirty (30) days of execution.

3.3.2
Notify BTG in the case of any breach by the Sublicensee, and if requested by BTG, promptly serve notice upon the Sublicensee specifying the breach, and terminating the sublicense in accordance with its terms if the breach is not timely cured.

IV.	LICENSE FEES, MILESTONES AND NON-ROYALTY CONSIDERATION.

4.1
Licensee shall pay to BTG the sum of Five Hundred Thousand (500,000) Pounds as an Initial License Fee, which amount shall not be refunded to Licensee because of any condition precedent or condition subsequent. The Initial License Fee will be paid by wire transfer of immediately available funds within two (2) business days of the execution of this Agreement.

4.2
Licensee shall pay to BTG the following non-refundable, non-creditable Development Milestone License Fees, payable within thirty (30) days following the milestone event date, whether such milestones are achieved by Licensee or by any Licensee Affiliate or Sublicensee:

4.2.1	Upon Initiation of the Pivotal Clinical Trial: [***], up to [***] of which may be paid in the form of Qualified Licensee Equity.

4.2.2	Upon submission of a New Drug Application or similar application for Regulatory Approval: [***].

4.2.3	Upon Regulatory Approval in the United States: [***].

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4.2.4	Upon the earlier to occur of: (i) Regulatory Approval in any country in the European Union; or (ii) one year following first commercial sale of Licensed Products anywhere in the world: [***].

4.2.5	Upon Regulatory Approval in Japan: [***].

4.3
Until the first commercial sale of a Licensed Product, Licensee shall pay to BTG a non-refundable, non-creditable License Maintenance Fee of [***], payable upon the one-year anniversary date of the Effective Date of this Agreement, and upon each successive one-year anniversary date thereafter until Regulatory Approval. The amount of such License Maintenance Fee payments may be credited against any milestone payments described in Section 4.2 made during the calendar year in which such License Maintenance Fee is paid, but may not be credited against milestone payments made during any preceding or subsequent calendar year, or against any royalty payments due hereunder.

4.4	Licensee shall pay to BTG a portion of all Non-Royalty Consideration as follows:

4.4.1
If Licensee sublicenses rights to the Licensed Product prior to Initiation of the Pivotal Clinical Trial, Licensee will pay BTG [***] percent of all Non-Royalty Consideration, until such time as Licensee has recouped an amount equal to all out-of-pocket development costs and expenditures (but not including any overhead or other internal cost allocations) directly incurred and paid by Licensee prior to the date of such sublicense in developing Licensed Products pursuant to the Development Plan described in Section 7.2, and thereafter, Licensee will pay BTG [***] percent of all Non-Royalty Consideration.

4.4.2	If Licensee sublicenses rights to the Licensed Product after Initiation of the Pivotal Clinical Trial, Licensee will pay BTG [***] percent of all Non-Royalty Consideration.

4.4.3	Licensee will pay BTG the portion of all royalties received from Sublicensees as provided in Section 5.3.

4.5
If Licensee sublicenses rights to the Licensed Products under Article III, Licensee will pay BTG the following sublicense milestone fees based on the Sublicensee’s total cumulative sales of Licensed Products:

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4.5.1	When the Sublicensee has sold a cumulative total of [***] in Net Sales, [***].

4.5.2	When the Sublicensee has sold a cumulative total of [***] in Net Sales, [***].

4.5.3	When the Sublicensee has sold a cumulative total of [***] in Net Sales, [***].

4.5.4	When the Sublicensee has sold a cumulative total of [***] in Net Sales, [***].

BTG agrees that up to [***] percent of any of the payments described in this Section 4.5 may be made in the form of Qualified Licensee Equity.

4.6
Within ten (10) days after receipt, Licensee shall forward to BTG copies of regulatory correspondence relevant to the (i) Initiation and Completion event milestones and (ii) the marketing application submission and approval milestones specified in this Article IV and, further, copies of correspondence from a regulatory agency that grants approval for marketing or other commercial use of a Licensed Product in any country. Such correspondence shall be subject to the confidentiality and limited use obligations of Article VII.

V.	ROYALTIES AND MINIMUM ROYALTIES.

5.1
In consideration of the license granted in Article II, Licensee shall pay BTG a royalty calculated upon the Net Sales of all Licensed Products sold by Licensee and its Affiliates and Distributors as follows:

5.1.1	For the first [***] in net sales made by Licensee and its Affiliates and Distributors in each calendar year, [***] percent of the Net Sales.

5.1.2	For the next [***] in net sales made by Licensee and its Affiliates and Distributors in each calendar year, [***] percent of the Net Sales.

5.1.3	For all net sales in excess of [***] made by Licensee and its Affiliates and Distributors in each calendar year, [***] percent of the Net Sales.

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5.2
Beginning in the fourth full calendar year after Regulatory Approval, BTG will have the right to terminate the exclusive grant of rights herein contained if in any such year the royalties payable to BTG hereunder are less than [***], subject to the following:

5.2.1
In the fourth full calendar year after Regulatory Approval, so long as actual earned royalties payable hereunder are at least [***], Licensee will have the right to retain its exclusivity hereunder by paying BTG the difference between [***] and the amount of earned royalties. Beginning in the fifth full calendar year after Regulatory Approval, the [***] in minimum royalties must be from actual earned royalties.

5.2.2
The provisions of this Section 5.2 shall not apply if, and only to the extent that, Licensee is prevented from making or selling Licensed Products due to Force Majeure; provided that, to the extent feasible, Licensee takes reasonable steps to overcome or mitigate the effects of the Force Majeure event, and thereafter commences and continues diligent performance whenever the Force Majeure is removed.

5.2.3
If BTG exercises its right to terminate the exclusive grant of rights herein contained under this Section 5.2, Licensee will thereafter have and retain the non-exclusive right and license to make, have made, use, lease, sell and otherwise dispose of Licensed Products, including the rights to sublicense or assign its rights, upon all of the terms and conditions herein contained. The provisions of Section 12.4, and in particular Section 12.4.2, shall not apply to any termination of Licensee’s exclusive rights under this Section 5.2.

5.3
Licensee shall pay BTG [***] percent of all royalties that it receives from its Sublicensees; however, in no event will Licensee pay BTG an amount that is less than [***] percent of the Net Sales received by its Sublicensees or their Affiliates or Distributors for their sales or other dispositions of Licensed Products.

5.4
Licensee will provide BTG with good faith annual forecasts of the projected amount of its sales of Licensed Products. Such forecasts shall be for BTG’s planning purposes only. Licensee does not warrant the accuracy of such sales forecasts, and will not be liable to BTG in any way for any inaccuracy, or for any act or omission of BTG in reliance upon such forecasts.

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VI.	ROYALTY PAYMENTS, REPORTS, AND OTHER ACCOUNTING MATTERS.

6.1
Within thirty (30) days after each Reporting Period, Licensee will submit to BTG a report summarizing (i) the total Net Sales for sales or other dispositions by Licensee during such Reporting Period separately enumerated by country, (ii) the computation of any royalty payable during that Reporting Period, and (iii) the amount of royalty due for such Reporting Period. Licensee will pay the amount of any royalty due simultaneously with submission of its report.

6.2
All sums payable to BTG pursuant to this Agreement will be paid in United States Dollars. If royalties accrue in a currency other than United States Dollars, those royalties will be converted to United States Dollars at the exchange rate listed in the Wall Street Journal on the last day of the Reporting Period during which the royalties accrued. Licensee’s reports, as required by Section 6.1, will contain a statement setting forth any such computation of the number of United States Dollars remitted. All royalties that remain unpaid for more than thirty (30) days after their due date will bear interest from the due date until paid at a rate [***] percent greater than the prime interest rate published in the New York edition of the Wall Street Journal.

6.3
All sums payable to BTG under this Agreement are exclusive of any sales tax or equivalent, which will be payable by Licensee. In addition, all such sums will be paid in full without deduction of taxes, charges and other duties (including any withholding or other income taxes) that may be imposed; provided, that where Licensee is required by law to make such deduction or withholding, Licensee will be entitled to deduct such amounts and, if BTG so requests, will provide BTG with evidence of payment of such amount.

6.4
Licensee and its Affiliates, Sublicensees and Distributors will keep records that are adequate to establish the accuracy of the reports and the computation of royalties due under this Agreement for a period of five (5) calendar years including the five (5) years following termination or expiration of the licenses granted under Article II. Licensee will permit these records to be inspected and audited, at BTG’s expense, to verify the correctness of such reports and computations. Such inspections and audits will be during reasonable business hours and on reasonable notice to Licensee. If royalties are found to have been understated by an amount in excess of [***], Licensee shall reimburse BTG for its costs and expenses incurred in having the inspection and audit conducted.

6.5
Royalties shall be due upon all Licensed Products manufactured during the term of this Agreement that remain unsold at its expiration or termination, and shall be calculated and paid when sold in accordance with Section 6.1.

6.6
Nothing in this Agreement will be construed as requiring Licensee to pay royalties under any expired patent, or any applicable claim or claims of a Licensed Patent that are declared invalid or not infringed or unenforceable by a court of competent jurisdiction from whose decision no appeal is or can be taken.

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VII.	DILIGENCE; DEVELOPMENT AND COMMERCIALIZATION OF THE LICENSED PRODUCTS.

7.1
Promptly following BTG’s receipt of the Initial License Fee forth in Section 3.1, BTG will provide Licensee with any Licensed Knowhow that has not already been provided to Licensee prior to the Effective Date hereof.

7.2
Licensee has provided BTG with its plan for development, Regulatory Approval, manufacture, commercial exploitation and marketing of the Licensed Products (the “Development Plan”), a copy of which is attached as Schedule 7.2.

7.3
Licensee shall use all commercially reasonable efforts to diligently develop Licensed Products and seek Regulatory Approval in accordance with the Development Plan. Licensee shall diligently commence and conduct development of the Licensed Products, and will diligently undertake all actions required to obtain Regulatory Approval. Once Regulatory Approval has been obtained, Licensee will diligently commercialize the Licensed Products in all countries in which Regulatory Approval has been obtained; will use its best efforts to promote the distribution and sale of Licensed Products; and will seek to maximize demand for Licensed Products. Licensee will make available all necessary manufacturing, marketing and sales resources and facilities necessary to meet market demand for Licensed Products.

7.4
As of the Effective Date, Licensee shall be responsible, financially and otherwise, for all development of the Licensed Products conducted by or for Licensee and for seeking Regulatory Approval. BTG may provide Licensee with certain existing information and clinical data that is included as part of the Licensed Knowhow which Licensee may use in connection with Regulatory Approval; provided, that BTG will have no responsibility or liability for any actions or omissions in connection with Licensee’s use of such information and clinical data. Licensee or its Affiliates or Sublicensees shall hold legal title to all applications for marketing authorizations submitted by Licensee, and shall assume full responsibility for the clinical protocols developed in support of such applications for marketing authorization.

7.5
At least once every six (6) months, Licensee will provide BTG with a summary midyear report on the status of development of the Licensed Products, and the efforts undertaken by Licensee and all Sublicensees to seek Regulatory Approval. Each such report shall include with respect to the applicable six (6) month period a description of the research and development and regulatory activities conducted both in the United States and outside the United States with respect to the Licensed Products. BTG and Licensee will meet or confer every six (6) months with respect to Licensee’s activities described in this Section 7.5.

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VIII.	INTELLECTUAL PROPERTY.

8.1
BTG will, at its own expense, apply for, prosecute, seek prompt issuance of, and maintain the Licensed Patents. BTG will have the discretion to prosecute and maintain the Licensed Patents in the manner that BTG deems legally and commercially justified, including the right to cancel, amend or abandon any Licensed Patent, and to determine the countries in which the Licensed Patents will be prosecuted or maintained. Notwithstanding the foregoing, BTG and Licensee will confer at least once every six (6) months to discuss reasonable and commercially appropriate actions to prosecute and maintain the Licensed Patents, and BTG will consider in good faith any comments or suggestions that Licensee may offer with the view towards strengthening the scope, claims and geographic coverage of the Licensed Patents.

8.2
Licensee will cooperate with BTG, at BTG’s expense, in the filing, prosecution and maintenance of the Licensed Patents. In addition, Licensee shall cooperate fully with BTG in pursuing and securing available extensions or restoration of patent term for the Licensed Patents, including Supplementary Protection Certificates. Any patent extension or restoration of patent term or other supplemental product protection which is secured by BTG shall be deemed within the Licensed Patents.

8.3
Licensee and BTG will promptly notify the other of any infringement or suspected infringement that may come to its attention of any intellectual property rights relating to the Licensed Product, including, without limitation, the Licensed Patents and Licensed Knowhow. If a third party infringes any Licensed Patent or Licensed Knowhow, BTG will have the first right (but not the obligation), at its own expense, to pursue any and all injunctive relief and any or all compensatory and other remedies and relief against such third party, and Licensee will have the right to participate in such action at its own expense. If BTG determines not to pursue a claim with respect to such infringement within one hundred eighty (180) days after receipt of written notice from Licensee requesting BTG to do so, then Licensee will have the right (but not the obligation), to do so at its own expense, and BTG shall have the right to participate in such action at its own expense.

8.4
If a party elects to pursue a claim of infringement against a third party, the other party will use all reasonable efforts to assist and cooperate with the party pursuing such claim, including joining in any action or providing a power of attorney if necessary. Each party will bear its own costs and expenses relating to such pursuit. Any damages or other amounts collected will be distributed, first, to the party that pursued the claim to cover its costs and expenses and second, to the other party to cover its costs and expenses, if any, relating to the pursuit of such claim. Any damages or costs recovered in connection with any action filed by Licensee hereunder which exceed the parties’ out-of-pocket costs and expenses of litigation, shall be deemed to be Net Sales from sales of Licensed Products in the fiscal quarter in which received by Licensee, and Royalties shall be payable by Licensee to BTG thereon in accordance with the terms of this Agreement. If the action is filed and pursued by BTG, then all damages or costs recovered which exceed the parties’ out-of-pocket costs and expenses of litigation shall be retained by BTG. No settlement, consent judgment or other final disposition of an action for infringement or validity may be entered into as to any Licensed Patent or Licensed Knowhow without BTG's prior written consent.

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8.5
If a third party institutes a patent infringement, trade secret misappropriation or similar proceeding against Licensee during the term of this Agreement, alleging that the manufacture, marketing, sale, use or importation of the Licensed Product infringes one or more patent or other intellectual property rights held by such third party, then Licensee will have the sole right (but not the obligation), at its sole expense, to assume direction and control of the defense of such claim. Licensee will not have the right to settle or otherwise dispose of any such claim without the consent of BTG, which consent will not be unreasonably withheld.

8.6
Licensee will legibly mark all Licensed Products (or, if marking Licensed Products themselves is infeasible, will mark all associated packaging and product literature) with an appropriate patent notice in accordance with laws that govern marking of patented products.

IX.	CONFIDENTIALITY.

9.1
BTG and Licensee agree that all Licensed Knowhow and the Licensee Technology, and all other information of either party pertaining to the subject matter of this Agreement which either party designates as confidential in accordance with Section 9.5 (collectively, “Confidential Information”) will be transmitted and received in confidence. In addition, “Confidential Information” shall also include all information and data provided to Licensee prior to the Effective Date of this Agreement under the terms of the Confidential Disclosure Agreement between the parties dated August 20, 2003. Each party agrees to use the same degree of care to prevent disclosure of the Confidential Information as it uses to protect and safeguard its own highly valuable proprietary information, but in any event, not less than a reasonable degree of care. Licensee agrees to use the Licensed Knowhow solely and exclusively pursuant to the licenses granted to Licensee in Article II of this Agreement, and BTG agrees to use the Licensee Technology Knowhow solely and exclusively pursuant to the licenses granted to BTG in Section 12.4 of this Agreement.

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9.2
Except for disclosure to each party’s Sublicensees under Article III and Section 12.4.3, neither party will disclose any Confidential Information to any third party without the disclosing party’s written consent. Each party will obtain from its employees and Sublicensees written undertakings to maintain in confidence the Confidential Information, and will obtain similar written undertakings to maintain in confidence the Confidential Information from consultants, contractors, suppliers, or other third parties who receive, or are granted access to, the Confidential Information with the disclosing party’s consent.

9.3
Upon termination of this Agreement for any reason, except as provided herein, each party agrees that it will make no further use of the Confidential Information, will keep the Confidential Information in confidence, and will immediately deliver to the disclosing party all written or tangible Confidential Information and all copies thereof.

9.4
The obligations of confidentiality set forth in this Article IX will not apply to any Confidential Information that: (i) is already known to the receiving party at the time of disclosure; (ii) is publicly available or becomes publicly available without a breach of this Agreement by the receiving party; (iii) is rightfully received by the receiving party from a third party without duty of confidentiality; (iv) is independently developed by the receiving party; or (v) is required to be disclosed as a result of a final order of a court of competent jurisdiction.

9.5
To be subject to the obligations of this Article IX, all Confidential Information in written or tangible form must be marked with an appropriate designation, such as "CONFIDENTIAL" or “PROPRIETARY". All Confidential Information that is orally or visually disclosed will be subject to the obligations of this Article IX only if it is identified as confidential or proprietary at the time the disclosure is made and is subsequently described in a written document that is marked with the appropriate designation and delivered to the receiving party within thirty (30) days after the date of oral or visual disclosure. Notwithstanding the foregoing, any report or disclosure made or provided to BTG by Licensee pursuant to the terms of this Agreement shall be treated as Confidential Information regardless of whether it is disclosed verbally or in writing and whether it has been marked as "CONFIDENTIAL" or “PROPRIETARY".

9.6
Nothing contained in this Agreement will be construed to obligate either party to disclose to the other party information obtained from a non-Affiliate third party under obligations restricting disclosure thereof.

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9.7
BTG and Licensee will jointly agree upon the terms of a press release communicating the existence of this Agreement and the parties’ relationship hereunder, which will be issued on or shortly after the Effective Date. Licensee will also acknowledge BTG as the source of the Licensed Patents and Licensed Knowhow in all future public communications relating to the Licensed Product, provided, that Licensee will provide BTG with an advance copy of all press releases and other public communications relating to the Licensed Products in which BTG is named.

X.	REPRESENTATIONS, WARRANTIES AND DISCLAIMERS.

10.1	BTG represents and warrants that, as of the Effective Date of this Agreement:

10.1.1	It has the legal power to extend the rights granted to License under this Agreement.

10.1.2
No license or covenant not to sue has been granted to any third party to make, have made, use, have used, develop, have developed, improve, have improved, import, have imported, export, have exported, lease, have leased, sell, and/or have sold any product under the Licensed Patents.

10.1.3	Neither BTG nor its Affiliates has made any claim against a third party alleging any infringement, misappropriation or violation of any of the Licensed Patents.

10.1.4
There have been no claims or judicial proceedings commenced by or against BTG concerning any of the Licensed Patents or the Licensed Knowhow, and BTG has received no notice alleging or threatening any such claims or judicial proceedings.

10.1.5	BTG has granted no lien or encumbrance involving the Licensed Patents or Licensed Knowhow, and BTG will not encumber the Licensed Patents after the Effective Date of this Agreement.

10.2
Each party represents and warrants that it has the full corporate power and authority to enter into and perform this Agreement. This Agreement has been duly authorized and duly executed and delivered by both parties, and it is valid, binding and enforceable against both parties in accordance with its terms.

10.3
Except as set forth in this Article X, neither party makes or extends any other representations or warranties, and BTG makes no representation or warranties, express, implied or statutory, with respect to the Licensed Patents or Licensed Knowhow that is not expressly set forth in this Article. Except as provided herein, all Licensed Patents and Licensed Knowhow are made available to Licensee on an "as is" basis, and all Licensee Technology is made available to BTG on an “as is” basis. BTG does not warrant that the Licensed Patents are valid or enforceable; that the Licensed Patents or Licensed Knowhow have utility, are error free, or that they will meet Licensee's requirements; or that their exploitation does not or will not infringe any existing or future patent of another person, or that any of the Licensed Patents are valid. ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT OF THIRD PARTY PATENTS, ARE EXPRESSLY DISCLAIMED AND EXCLUDED. The entire risk as to the results obtained by practicing under the Licensed Patents and utilizing the Licensed Knowhow, or performance of the Licensed Products, is assumed by Licensee.

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10.4
BTG and Licensee specifically agree that in no event shall either party be liable for indirect, incidental, special or consequential damages of any kind, including without limitation economic damage or lost profits, even if the party has been advised or is aware of the possibility of such damages.

XI.	LIABILTIY AND INDEMNIFICATION.

11.1
Licensee will defend, indemnify and hold harmless BTG, and its assignor, and their respective officers, directors, employees, agents and consultants, from and against all claims, demands, actions, liabilities and damages, and any costs and expenses which they incur in defending any action (including attorneys’ fees and expenses), in connection with the clinical testing, manufacture, use, sale, offer for sale, importation, lease or other transfer or disposal of any products (including Licensed Products) by Licensee and its Sublicensees other than with respect to claims arising out of the gross negligence or willful misconduct of BTG. The scope of such obligation to defend, indemnify and hold harmless includes, without limitation, any damage, loss or liability arising from injury or death of any person or damage to any property, and any fines or other penalties imposed by any governmental body arising from or related in any way to the import, export, manufacture, use, sale, offer for sale, lease or other transfer or disposal of products (including Licensed Products) or the waste stream resulting from the manufacture or handling thereof.

11.2
Insurance. Without limiting Licensee's indemnity obligations under the preceding paragraph, Licensee shall, prior to any clinical trial or sale of any Licensed Product, cause to be in force, an “occurrence based type” liability insurance policy which:

11.2.1	Insures BTG for all claims, damages, and actions mentioned in this Section of this Agreement;

11.2.2
Includes a contractual endorsement providing coverage for all liability which may be incurred by Indemnitees in connection with this Agreement for which Licensee has an indemnification obligation hereunder;

11.2.3	Requires the insurance carrier to provide BTG with no less than thirty (30) days' written notice of any change in the terms or coverage of the policy or its cancellation; and

11.2.4	Provides BTG product liability coverage in an amount no less than [***] per occurrence for bodily injury and [***] per occurrence for property damage, subject to a reasonable aggregate amount.

11.3
If Licensee is unable to obtain “occurrence based type” liability insurance, Licensee shall procure “claims made type” liability coverage to be effective prior to any clinical trial or sale of any Licensed Patent, and throughout the term of this Agreement and “tail coverage”, extending at least ten (10) years after termination of this Agreement. Licensee shall notify BTG prior to its first clinical trial or first commercial sale of any Licensed Product, of all insurance coverage available to Licensee to meet Licensee‘s obligations under Article 11 of this Agreement and other assets available to Licensee which may be used by Licensee should the insurance coverage available to Licensee not be sufficient to meet Licensee obligations hereunder.

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XII.	TERM AND TERMINATION.

12.1
Unless terminated as provided in this Article XII, the term of this Agreement shall commence upon its Effective Date and shall remain in force until the date of expiration of the last to expire of any patent of the Licensed Patents. Upon expiration of the term of the Agreement as provided in this Section 12.1, Licensee’s rights to Licensed Knowhow will thereupon become perpetual, irrevocable and fully paid-up, and Licensee may thereafter use the Licensed Knowhow to make, have made, use, lease, sell and otherwise dispose of any products in any country of the world without any further royalty payment to BTG.

12.2
Either party may terminate this Agreement if the other party is in material default of any of its obligations and such default remains uncured for at least sixty (60) days after written notice of the default is given to the defaulting party by the non-defaulting party. In addition, if either party files a petition in bankruptcy or insolvency or is adjudged bankrupt or insolvent, or makes an assignment for the benefit of creditors or otherwise acknowledges insolvency, the other party may terminate this Agreement by providing ten (10) days prior written notice.

12.3
BTG may terminate this Agreement and the licenses herein granted upon thirty (30) days' written notice to the Licensee, or may terminate the licenses herein granted with respect to any geographic territory without terminating it as to other geographic territories, if any of the following events occurs:

12.3.1
if Licensee at any time ceases to develop Licensed Products for a continuous period of six (6) months unless such failure is as a result of Force Majeure; provided that, to the extent feasible, Licensee takes reasonable steps to overcome or mitigate the effects of the Force Majeure event, and thereafter commences and continues with diligent performance whenever the Force Majeure event is removed;

12.3.2
if Licensee fails to achieve the following development milestones within six (6) months after the timeframes specified in this Section 12.3.2, unless such failure is as a result of Force Majeure; provided that, to the extent feasible, Licensee takes reasonable steps to overcome or mitigate the effects of the Force Majeure event, and thereafter commences and continues with diligent performance whenever the Force Majeure event is removed: (i) Optimization of manufacturing process and preparation of GMP batches of API within [***] months following the Effective Date; and (ii) Submission of an IND within [***] months after completion of item (i) above; provided, however, that if the Licensee using all commercially reasonable efforts, is unable to meet the aforementioned timelines, BTG shall negotiate in good faith, a reasonable extension.

12.3.3
if Licensee fails to commence selling Licensed Products in any geographic territory within [***] months following Regulatory Approval in that territory, or if Licensee thereafter ceases to sell Licensed Products in a geographic territory for a continuous period of [***] months after the Licensed Products are first made available in the market in that territory, BTG may terminate the licenses herein granted with respect to that geographic territory or territories; or

12.3.4
if control of Licensee is acquired by any entity, or entity or person(s) not having control of Licensee at the Effective Date and such change in control materially adversely affects the development and marketing of Licensed Product as contemplated under this Agreement or materially adversely affects BTG's rights or legal interests under this Agreement or the economic benefits to BTG under this Agreement. For the purposes hereof, "control" shall mean the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

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12.4	If BTG terminates this Agreement under Section 12.2 or 12.3 prior to the expiration of the Agreement term, then the following will take effect upon the effective date of such termination:

12.4.1
All rights under the Licensed Patents and the Licensed Knowhow granted by BTG to Licensee pursuant to Article II will terminate, and all rights granted therein will immediately revert to BTG with no further notice or action required on BTG’s behalf. In that event, any sublicense granted by Licensee shall be automatically assigned by Licensee to BTG without any action of either Party such that the sublicense becomes a direct license between BTG and the applicable Sublicensee.

12.4.2
Licensee automatically grants to BTG a non-exclusive, world-wide, royalty-free license, with the right to sublicense, under Licensee Technology to make, have made, use, offer to sell, sell and import Licensed Products. In addition to the license granted under this Section 12.4.2, Licensee will also promptly provide BTG with reasonable access to all Licensee Technology, and will provide BTG with copies of all Licensee Technology that exists in tangible form, including but not limited to, any pre-clinical and clinical trial results and regulatory files related to the Licensed Product. If BTG so requests, Licensee will provide reasonable assistance of appropriate Licensee personnel to discuss the Licensee Technology. BTG will reimburse License for all reasonable out-of-pocket expenses that its personnel incur in providing such assistance.

12.4.3
Licensee shall immediately transfer possession and ownership to BTG (and shall cause all contractors used by Licensee to transfer possession and ownership) of all Regulatory Approvals, together with pre-clinical and clinical data and information, all clinical trial databases, all data generated in support of applications for marketing authorization, and all other information and documents relating to Regulatory Approval, and all correspondence between Licensee and any contractor of Licensee and any regulatory agency, that were created and/or developed by Licensee in connection with obtaining or seeking to obtain Regulatory Approval.

12.5	The provisions of Sections 10.3, 10.4, 12.4 and Articles V, IX and XI will survive any termination or expiration of this Agreement.

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XIII.	NOTICES AND OTHER COMMUNICATIONS.

13.1
Any notice or other communication required or permitted to be made or given to either party shall be sent to the other party by overnight courier service (Federal Express or the like), addressed to the party at its address set forth below, or to such other address as the party may designate by written notice given to the other party.

In the case of BTG:
BTG International, Inc.
Five Tower Bridge
300 Barr Harbor Drive
West Conshohocken, PA. 19428
Attn: General Counsel

In the case of Licensee:
Cougar Biotechnology, Inc.
10940 Wilshire Blvd., Suite 600
Los Angeles, California 90024 USA
Attention: President

XIV.	ASSIGNMENTS.

14.1
This Agreement and the rights and duties apper-taining hereto may not be assigned by either party without first obtaining the written consent of the other which consent shall not be unreasonably withheld. Any such purported assignment, without the written con-sent of the other party, shall be null and of no effect. Notwith-standing the foregoing, BTG may assign this Agreement and its right to receive payments hereunder, and Licensee may assign this A-greement without such consent to a purchaser, merging or consolidating corpo-ra-tion, or acquirer of substantially all of the Company's assets or business and/or pursuant to any reorgani-za-tion quali-fying under section 368 of the Internal Revenue Code of 1986 as amended, as may be in effect at such time.

XV.	MISCELLANEOUS.

15.1
Licensee shall obtain the prior written approval of BTG prior to making use of the name of any BTG employee or the name BTG for any commercial purpose, except as required to comply with law, regulation or court order.

15.2
Each of the parties will from time to time at the other’s reasonable request and expense, and without further consideration, execute and deliver such other documents and take such further action as the other party may reasonably require to more effectively evidence, perfect, or complete any matter provided for herein.

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15.3	Any consent by any party to, or waiver of, a breach by the other party, whether express or implied, will not constitute a consent to, or waiver of, any other different or subsequent breach.

15.4
If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it shall be severed from this Agreement and the remaining provisions shall remain in full force without being impaired or invalidated in any way.

15.5
The parties are independent contractors. Neither party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party.

15.6	No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed by or on behalf of the party against which enforcement is sought.

15.7
This Agreement shall be construed, and the legal relationships between the parties hereto shall be determined, in accordance with the laws of the State of Delaware, United States of America, without giving effect to its conflicts of laws provisions.

15.8
This Agreement embodies the entire understanding of the parties and shall supersede all previous communications, representations, or understandings, either oral or written, between the parties relating to the subject matter hereof.

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF, the parties intending to be legally bound, have caused this Agreement to be duly executed in duplicate original on the dates set forth below, the later of which is the Effective Date.

BTG INTERNATIONAL LTD.	COUGAR BIOTECHNOLOGY, INC.

By: _____________________________	By: _______________________________

Title: ___________________________	Title: ______________________________

Date: ___________________________	Date: ______________________________

By: ____________________________

Title: ___________________________

Date: ___________________________

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Schedule 1.10
License Patents

136420
PYRIDYL-STEROID SYNTHESIS

Country	Filing number	Filing date	Publication number	Publication date	Grant number	Grant date	Observation
AUSTRIA	E176481	22/SEP/1994	0721461	17/JUL/1996	0721461	03/FEB/1999	REMARKS : NB. 5618807 [REF. 135279 US2] COVERING THE SYNTHESIS OF THE COMPOUNDS, CORRESPONDING TO CASE 136420 WORLD-WIDE
AUSTRIA	E176481	22/SEP/1994	0721461	17/JUL/1996	0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

AUSTRALIA	94/76618	22/SEP/1994			676088	17/JUN/1997	REMARKS : NB. 5618807 [REF. 135279 US2] COVERING THE SYNTHESIS OF THE COMPOUNDS, CORRESPONDING TO CASE 136420 WORLD-WIDE
AUSTRALIA	94/76618	22/SEP/1994			676088	17/JUN/1997	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

BELGIUM	94927003.7	22/SEP/1994	0721461	17/JUL/1996	0721461	03/FEB/1999	REMARKS : NB. 5618807 [REF. 135279 US2] COVERING THE SYNTHESIS OF THE COMPOUNDS, CORRESPONDING TO CASE 136420 WORLD-WIDE
BELGIUM	94927003.7	22/SEP/1994	0721461	17/JUL/1996	0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

CANADA	2170286	22/SEP/1994					REMARKS : NB. 5618807 [REF. 135279 US2] COVERING THE SYNTHESIS OF THE COMPOUNDS, CORRESPONDING TO CASE 136420 WORLD-WIDE
CANADA	2170286	22/SEP/1994					SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

SWITZERLAND	94927003.7	22/SEP/1994			0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
SWITZERLAND	94927003.7	22/SEP/1994			0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

GERMANY	69416419.4	22/SEP/1994	0721461	17/JUL/1996	0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
GERMANY	69416419.4	22/SEP/1994	0721461	17/JUL/1996	0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

DENMARK	94927003.7	22/SEP/1994			0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
DENMARK	94927003.7	22/SEP/1994			0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

EPC	94927003.7	22/SEP/1994	0721461	17/JUL/1996	0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
EPC	94927003.7	22/SEP/1994	0721461	17/JUL/1996	0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

SPAIN	94927003.7	22/SEP/1994			0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
SPAIN	94927003.7	22/SEP/1994			0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

FRANCE	94927003.7	22/SEP/1994	0721461	17/JUL/1996	0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
FRANCE	94927003.7	22/SEP/1994	0721461	17/JUL/1996	0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

UNITED KINGDOM	9320132.5	30/SEP/1993					REMARKS : COMBINE UK-2. NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
UNITED KINGDOM	9320132.5	30/SEP/1993					10207
UNITED KINGDOM	9320132.5	30/SEP/1993					SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

UNITED KINGDOM	9414192.6	14/JUL/1994					REMARKS : TO BE COMBINED WITH UK-1 DUE 30-SEP-1994. NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
UNITED KINGDOM	9414192.6	14/JUL/1994					10207
UNITED KINGDOM	9419139.2	22/SEP/1994	2282377	05/APR/1995	2282377	03/SEP/1997	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS
UNITED KINGDOM	9419139.2	22/SEP/1994	2282377	05/APR/1995	2282377	03/SEP/1997	10207

UNITED KINGDOM	9419139.2	22/SEP/1994	2282377	05/APR/1995	2282377	03/SEP/1997	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
UNITED KINGDOM	9414192.6	14/JUL/1994					SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

GREECE	990400688	22/SEP/1994			0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
GREECE	990400688	22/SEP/1994			0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

HONG KONG	98101634.3	03/MAR/1998			HK1002634	04/SEP/1998	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
HONG KONG	98101634.3	03/MAR/1998			HK1002634	04/SEP/1998	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

IRELAND	94927003.7	22/SEP/1994			0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
IRELAND	94927003.7	22/SEP/1994			0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

ITALY	94927003.7	22/SEP/1994			0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
ITALY	94927003.7	22/SEP/1994			0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

JAPAN	95/510163	22/SEP/1994	97/502994	25/MAR/1997			REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
JAPAN	95/510163	22/SEP/1994	97/502994	25/MAR/1997			SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

LUXEMBOURG	94927003.7	22/SEP/1994			0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
LUXEMBOURG	94927003.7	22/SEP/1994			0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

MONACO	94927003.7	22/SEP/1994			0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
MONACO	94927003.7	22/SEP/1994			0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

MEXICO	9407545	29/SEP/1994			195256	09/FEB/2000	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
MEXICO	9407545	29/SEP/1994			195256	09/FEB/2000	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

NETHERLANDS	94927003.7	22/SEP/1994	0721461	17/JUL/1996	0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
NETHERLANDS	94927003.7	22/SEP/1994	0721461	17/JUL/1996	0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

NEW ZEALAND	273367	22/SEP/1994			273367	18/NOV/1997	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
NEW ZEALAND	273367	22/SEP/1994			273367	18/NOV/1997	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

PORTUGAL	94927003.7	22/SEP/1994			0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
PORTUGAL	94927003.7	22/SEP/1994			0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

SWEDEN	94927003.7	22/SEP/1994	0721461	17/JUL/1996	0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
SWEDEN	94927003.7	22/SEP/1994	0721461	17/JUL/1996	0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

SINGAPORE	9609266-3	06/APR/1996	0049321	18/MAY/1998	49321	31/DEC/2001	REMARKS : TRANSITIONAL APPLICATION BASED ON UK-3 (9419139.2). NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
SINGAPORE	9609266-3	06/APR/1996	0049321	18/MAY/1998	49321	31/DEC/2001	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

PCT	PCT/GB94/02054	22/SEP/1994	WO95/09178	06/APR/1995			REMARKS : NB. 5618807 [REF. 135279 US2] COVERING THE SYNTHESIS OF THE COMPOUNDS, CORRESPONDING TO CASE 136420 WORLD-WIDE
PCT	PCT/GB94/02054	22/SEP/1994	WO95/09178	06/APR/1995			SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

Schedule 1.10
License Patents

Country	Filing number	Filing date	Publication number	Publication date	Grant number	Grant date	Observation
HONG KONG	98101634.3	03/MAR/1998			HK1002634	04/SEP/1998	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
HONG KONG	98101634.3	03/MAR/1998			HK1002634	04/SEP/1998	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

IRELAND	94927003.7	22/SEP/1994			0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
IRELAND	94927003.7	22/SEP/1994			0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

ITALY	94927003.7	22/SEP/1994			0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
ITALY	94927003.7	22/SEP/1994			0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

JAPAN	95/510163	22/SEP/1994	97/502994	25/MAR/1997			REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
JAPAN	95/510163	22/SEP/1994	97/502994	25/MAR/1997			SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

LUXEMBOURG	94927003.7	22/SEP/1994			0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
LUXEMBOURG	94927003.7	22/SEP/1994			0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

MONACO	94927003.7	22/SEP/1994			0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
MONACO	94927003.7	22/SEP/1994			0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

MEXICO	9407545	29/SEP/1994			195256	09/FEB/2000	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
MEXICO	9407545	29/SEP/1994			195256	09/FEB/2000	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

NETHERLANDS	94927003.7	22/SEP/1994	0721461	17/JUL/1996	0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
NETHERLANDS	94927003.7	22/SEP/1994	0721461	17/JUL/1996	0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

NEW ZEALAND	273367	22/SEP/1994			273367	18/NOV/1997	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
NEW ZEALAND	273367	22/SEP/1994			273367	18/NOV/1997	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

PORTUGAL	94927003.7	22/SEP/1994			0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
PORTUGAL	94927003.7	22/SEP/1994			0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

SWEDEN	94927003.7	22/SEP/1994	0721461	17/JUL/1996	0721461	03/FEB/1999	REMARKS : NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
SWEDEN	94927003.7	22/SEP/1994	0721461	17/JUL/1996	0721461	03/FEB/1999	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

SINGAPORE	9609266-3	06/APR/1996	0049321	18/MAY/1998	49321	31/DEC/2001	REMARKS : TRANSITIONAL APPLICATION BASED ON UK-3 (9419139.2). NB. 5618807 [ref. 135279 US2] covering the synthesis of the compounds, corresponding to case 136420 world-wide
SINGAPORE	9609266-3	06/APR/1996	0049321	18/MAY/1998	49321	31/DEC/2001	SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

PCT	PCT/GB94/02054	22/SEP/1994	WO95/09178	06/APR/1995			REMARKS : NB. 5618807 [REF. 135279 US2] COVERING THE SYNTHESIS OF THE COMPOUNDS, CORRESPONDING TO CASE 136420 WORLD-WIDE
PCT	PCT/GB94/02054	22/SEP/1994	WO95/09178	06/APR/1995			SYNTHESIS OF 17-(3-PYRIDYL) STEROIDS

SCHEDULE 7.2
DEVELOPMENT PLAN

Preliminary Clinical Development Plan for Abiraterone Acetate

Key Steps (and timeline)

Overall Objective

Cougar’s goal is to perform clinical trials of abiraterone acetate that will support its indication as a second line therapy for patients with metastatic prostate cancer that has progressed following treatment with hormonal therapy that includes an LHRH agonist/antagonist and antiandrogen therapy. Cougar’s strategy involves obtaining approval of abiraterone initially in the United States, followed by Europe and other countries. Plan to commence on Effective Date of License Agreement.

1. Preclinical- optimize manufacturing process, prepare GMP batches of API. Time required 6 months. Critical Path

2. Perform toxicology and stability studies. Time required: 12months. Critical Path

3. Enable advisory functions:

a) Create a clinical advisory team - consisting of experts in hormone refractory prostate cancer (HRPC), Endocrinologist, FDA consultant and a statistician, to design a strategy for approval of Abiraterone as a second line therapy for metastatic patients who progress after failure of hormonal therapy ( LHRH Agonists and Antiandrogens). Time required: 4 months. Parallel to tasks 1 + 2

b) Assign an expert principle investigator who will gather the US historical experience with Ketoconazole/Hydrocortisone combination, in addition to the available reports. Time required: 3 months. Parallel to tasks 1 + 2

c) Schedule meeting with Southwest Oncology Group (SWOG) in order to discuss: i) possible collaboration and ii) access to their ongoing clinical trial data of Ketoconazole/ Hydrocortisone Vs Chemotherapy in HRPC. Time required: 3 months. Parallel to tasks 1 + 2

4. Prepare Phase I clinical trial protocol- Approximately 18 patients, dose escalation trial design (3 per dosage level) in HRPC patients who are progressing on combined hormonal therapy. Primary endpoints: safety. Secondary endpoints: efficacy as measured by PSA declines >50% and >75%, changes in endocrinological markers (testosterone, LH, FSH, cortisol, ACTH). Time required: 4 months. Parallel to tasks 1 + 2

5. Draft and submit IND to FDA. Meet with institutional review boards (IRBs) at centers that are potential clinical sites for Phase I trial. Time required: 3-6 months. Critical Path after task 2.

6. Initiate Phase I trial at 3-4 academic sites. Enroll and treat patients. Time required: 12-15 months. Critical path after task 5.

7a. Review Phase I trial results after trial completion. Critical Path after task 6. Time required 3-6 months

b. Submit data to appropriate medical conference (e.g. ASCO). Prepare manuscript based on data and submit to appropriate medical journal (e.g. JCO, J Urology). Time required: 3-6 months. Parallel to tasks 7a and 8.

8. Meet with FDA to discuss potential options for further development including: 1) [ * * *] and 2) [ * * *]. Discuss how FDA views our package of the US experience with ketoconazole and hydrocortisone combination and discuss how much value in the historical experience will be accepted. Time required: 3 months.  Critical Path after task 7a.

If development is pursued via a traditional approval track

9a. Design clinical trial protocol for Phase II study based on discussion with FDA and our statistician. Assume approximately [ * * * ] patient trial in patients with progressive HRPC after treatment with [ * * * ]. Patients should be off [ * * * ] therapy for at least 2 months (to avoid paradoxical effect of [ * * * ] withdrawal). Since 90% of such HRPC patients progress within 3-6 months, primary endpoint of study should be [ * * * ]. Secondary end points of trial should be PSA declines and quality of life assessment (using to Dr Litwin’s instrument published in JAMA). Time required: 6-9 months. Critical path after task 8.

9b. Ensure capability and capacity for clinical trial supplies (CTS) is prepared. Do this in parallel with Phase I study task 6.

10. Initiate Phase II trial at [ * * * ] academic centers. Enroll and treat patients. If interim analysis is built into trial design, perform interim analysis of data. Seek a second FDA discussion regarding interim results and the need for and potential design of a phase III study (or an extended Phase II design). Time required [ * * * ].  Critical Path after task 9a.

11a. Review Phase II trial results after trial completion. Time required 3-6 months. Critical path after task 10

11b Submit data to appropriate medical conference (e.g. ASCO). Prepare manuscript based on data and submit to appropriate medical journal (e.g. JCO, J Urology). Time required: 3 months in parallel with tasks 11a and 12.

12a. Design Phase III randomized study of [ * * * ]. Assume approximately [ * * * ] patient trial in patients with progressive HRPC after treatment with [ * * * ]. Patients should be off [ * * * ] therapy for at least 2 months (to avoid paradoxical effect of [ * * * ] withdrawal). Primary endpoint of study should be survival. Secondary end points of trial should be time to progression and pain with clinical and radiographic documentations, PSA declines and quality of life assessment (using to Dr Litwin’s instrument published in JAMA). Time required: 6-9 months. Critical path after task 11a.

12b. Ensure capability and capacity for CTS is prepared. Do this in parallel with Phase II study task 10.

13. Initiate Phase III trial at [ * * * ] academic centers. Enroll and treat patients. If interim analysis is built into trial design, perform interim analysis of data. Time required [ * * * ] months. Critical Path after task 12a

14a. Review + analyse Phase III trial results after trial completion. Critical path after completion of task 13. Time required 6-9 months.

14b Compile and submit NDA. Critical path after task 14a . Time required 6-9 months.

14c Submit data to appropriate medical conference (e.g. ASCO). Prepare manuscript based on data and submit to appropriate medical journal (e.g. JCO, J Urology). In parallel with tasks 14a and b. Time required: 6 months.

If development is pursued via accelerated approval track

9a. Design Phase II/III randomized trial of [ * * * ]. Assume approximately [ * * * ] patient trial in patients with progressive HRPC after treatment with [ * * * ]. Patients should be off [ * * * ] therapy for at least 2 months (to avoid paradoxical effect of [ * * * ] withdrawal). Since 90% of such HRPC patients progress within 3-6 months, primary endpoint of study should be [ * * * ]. Secondary end points of trial should be PSA declines and quality of life assessment (using to Dr Litwin’s instrument published in JAMA). Time required 6-9 months. Critical path after task 8.

9b. Ensure capability and capacity for clinical trial supplies (CTS) is prepared. Do this in parallel with Phase I/II study (task 6). For optimal progress, CTS will have to be identical to planned marketed product (must avoid latter entering critical path).

10. Initiate Phase II/III trial at [ * * * ] academic centers. Enroll and treat patients. If interim analysis is built into trial design, perform interim analysis of data. Time required [ * * * ] months.  Critical Path after task 9a.

11a. Review Phase II/III trial results after trial completion. Critical Path after completion of task 10. Time required 3-6 months.

11b Compile NDA - Time required to submit NDA 6-9 months. Critical path after task 11a.

11c.Submit data to appropriate medical conference (e.g. ASCO). Prepare manuscript based on data and submit to appropriate medical journal (e.g. JCO, J Urology). Not on critical path, in parallel with tasks 11a and 11b. Additional time required: 6 months.